                                                                    EXHIBIT 11.1

                            NORTHEAST FEDERAL CORP.

        COMPUTATION OF LOSS PER COMMON SHARE BEFORE EXTRAORDINARY ITEMS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      YEAR ENDED    NINE MONTHS ENDED YEAR ENDED
                                     DECEMBER 31,     DECEMBER 31,    MARCH 31,
                                         1993             1992           1992
                                     ------------   ----------------- ----------
PRIMARY LOSS PER COMMON SHARE
 BEFORE EXTRAORDINARY ITEMS:
  Income (loss) before
   extraordinary items.............  $   (14,139)      $  (59,234)    $    4,490
  Preferred stock dividend
   requirements....................       (4,501)          (4,652)        (8,506)
                                     -----------       ----------     ----------
  Loss before extraordinary items
   applicable to common
   stockholders for the calculation
   of primary loss before
   extraordinary items.............  $   (18,640)      $  (63,886)    $   (4,016)
                                     ===========       ==========     ==========
Weighted average shares
 outstanding.......................   10,648,874        5,725,103      5,720,154
Dilutive effect of outstanding
 stock options.....................            *                *              *
Dilutive effect of outstanding
 stock warrants....................            *                *              *
                                     -----------       ----------     ----------
Weighted average shares, as
 adjusted, for the calculation of
 primary loss before extraordinary
 items.............................   10,648,874        5,725,103      5,720,154
                                     ===========       ==========     ==========
  Primary loss per common share
   before extraordinary items......  $     (1.75)      $   (11.16)    $     (.70)
                                     ===========       ==========     ==========
FULLY DILUTED LOSS PER COMMON SHARE
 BEFORE EXTRAORDINARY ITEMS:
  Income (loss) before
   extraordinary items.............  $   (14,139)      $  (59,234)    $    4,490
  Preferred stock dividend
   requirements....................       (4,501)          (4,652)        (8,506)
  Interest expense on convertible
   subordinated debentures, net of
   tax.............................            *                *              *
                                     -----------       ----------     ----------
  Loss before extraordinary items
   applicable to common
   stockholders for the calculation
   of fully diluted loss before
   extraordinary items.............  $   (18,640)      $  (63,886)    $   (4,016)
                                     ===========       ==========     ==========
Weighted average shares
 outstanding.......................   10,648,874        5,725,103      5,720,154
Dilutive effect of outstanding
 stock options.....................            *                *              *
Dilutive effect of outstanding
 stock warrants....................            *                *              *
Dilutive effect of shares issuable
 from assumed conversions of
 convertible preferred stock and
 convertible subordinated
 debentures........................            *                *              *
                                     -----------       ----------     ----------
Weighted average shares, as
 adjusted, for the calculation of
 fully diluted loss before
 extraordinary items...............   10,648,874        5,725,103      5,720,154
                                     ===========       ==========     ==========
FULLY DILUTED LOSS PER COMMON SHARE
 BEFORE EXTRAORDINARY ITEMS........  $     (1.75)      $   (11.16)    $     (.70)
                                     ===========       ==========     ==========
- -------
- -
* The outstanding common stock equivalents (stock options), stock warrants, and the assumed conversions of the convertible preferred stock and convertible subordinated debentures did not have a dilutive effect on the computation of loss per common share before extraordinary items. The following table shows the computation of the adjusted weighted average shares for use in analysis of fully diluted earnings per share under the treasury stock repurchase method:
                                      YEAR ENDED    NINE MONTHS ENDED YEAR ENDED
                                     DECEMBER 31,     DECEMBER 31,    MARCH 31,
                                         1993             1992           1992
                                     ------------   ----------------- ----------
Weighted average shares
 outstanding.......................   13,464,163**      5,725,103      5,720,154
Dilutive effect of outstanding
 stock options.....................      234,208          234,478        125,958
Dilutive effect of outstanding
 stock warrants....................      358,318          183,010             --
Dilutive effect of shares issuable
 from assumed:
  Conversions of convertible
   preferred stock.................           --        2,371,039      2,371,039
  Convertible subordinated
   debentures......................           --           26,940         33,485
                                     -----------       ----------     ----------
  Weighted average shares, as
   adjusted........................   14,056,689        8,540,570      8,250,636
                                     ===========       ==========     ==========

- --------
** Reflects the actual conversion of convertible preferred stock as if it had occurred at the beginning of the period.

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